(a)(59)

AMENDMENT NO. 49 TO TRUST INSTRUMENT OF

VOYA FUNDS TRUST

Establishment of New Share Class

Effective: March 13, 2020

THIS AMENDMENT NO. 49 TO THE TRUST INSTRUMENT OF VOYA FUNDS TRUST ("VFT"), a Delaware statutory trust, dated July 30, 1998, as amended (the "Trust Instrument"), reflects resolutions adopted by the Board of Trustees of VFT on March 13, 2020 with respect to Voya GNMA Income Fund (the "Fund"), a series of VFT, acting pursuant to the Trust Instrument, including Article II, Sections 2.1 and 2.6 and Article XI, Section 11.8 of VFT's Trust Instrument. The resolutions serve to establish and designate a new share class for the Fund.

VOYA FUNDS TRUST

SECRETARY'S CERTIFICATE

I, Theresa K. Kelety, Secretary of Voya Funds Trust ("VFT"), do hereby certify that the following is a true copy of resolutions duly adopted by the Board of Trustees of VFT at a meeting held on March 13, 2020, with regard to the establishment of Class P shares of VFT on behalf of Voya GNMA Income Fund:

RESOLVED, that pursuant to the Trust Instrument dated July 30, 1998, as amended (the "Trust Instrument") of Voya Funds Trust ("VFT"), including Article II, Sections 2.1 and 2.6, and Article XI, Section 11.8 of the Trust Instrument, the Board of Trustees of VFT hereby establishes and designates an additional class of shares for Voya GNMA Income Fund (the "Fund"), which shall be designated Class P shares;

FURTHER RESOLVED, that VFT, be, and it hereby is, authorized to issue and to sell for cash or securities from time to time an unlimited number of full and/or fractional Class P shares of beneficial interest of the Fund, such shares to be issued and sold at net asset value per share, and, in the case of fractional shares, at a proportionate reduction in such price, in a public offering registered under the Securities Act of 1933, as amended (the "1933 Act"), and in accordance with the applicable provisions of the Trust Instrument, the By-laws, the laws of the State of Delaware, and the federal securities laws;

FURTHER RESOLVED, that such shares shall be issued in uncertificated form, unless and to the extent necessary, in the judgment of VFT's officers, with the advice of counsel, to conduct the offering and listing of the Fund's Class P shares;

FURTHER RESOLVED, that when so issued and paid for, such shares shall be duly and validly issued, fully paid and non-assessable;

FURTHER RESOLVED, that the officers of VFT, be, and each hereby is, authorized with the advice of counsel, to take any and all such actions they determine, in their discretion, to be necessary or desirable to prepare, execute and deliver an Amendment to the VFT Trust Instrument with respect to the Class P shares for the Fund, established and designated by the resolutions, to be effective on a date deemed appropriate by the officers of VFT;

FURTHER RESOLVED, that Class P shares of the Fund be qualified or registered for sale in various states and other jurisdictions, that the officers of VFT, be, and each hereby is, authorized to determine the states and other jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of said shares as said officers may deem desirable; that the officers of VFT, be, and each hereby is, authorized to perform in the name and on behalf of VFT any and all such acts as such officer may deem necessary or desirable in order to comply with the applicable laws of any such states and jurisdictions, and in connection therewith to execute and file all requisite papers and documents; and

FURTHER RESOLVED, that the officers of VFT, on behalf of the Fund, be, and each hereby is, authorized to take all such actions and to prepare, execute and deliver such instruments as are necessary or desirable to carry out the foregoing resolutions, including, but not limited to, the filing of a post-effective amendment to VFT's Registration Statement on Form N-1A under the 1933 Act and the Investment Company Act of 1940, as amended, for the purpose of establishing and registering the Class P shares for the Fund and to prepare and file such amendment to the Registration Statement in such form as may be approved by such officers and counsel, and issuance of Class P shares in accordance with the VFT Trust Instrument, the By-laws, the amendment to the Registration Statement, the laws of the State of Delaware and federal securities laws, and such aforementioned actions by the officers of VFT, be, and they hereby are, approved.

/s/ Theresa K. Kelety___________________

Theresa K. Kelety Secretary

Dated: April 24, 2020________________